Exhibit 99.1

NextNav Announces Appointment of Nicola Palmer to Board of Directors

Former Verizon Executive Brings Deep Expertise in the Development and Growth of 5G Networks

MCLEAN, VA., June 25, 2024 – NextNav (Nasdaq: NN) (“NextNav” or the “Company”), a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today announced the appointment of Nicola Palmer to its Board of Directors effective June 24, 2024. Palmer has also been appointed as a member of the Audit Committee of the Board. Following this appointment, the Board is now comprised of seven directors.

“As an innovative and experienced leader, Nicola brings to the board a deep expertise in the strategic development, operation, and expansion of ecosystems powered by 5G technology and the development of products and services to advance 5G growth,” said NextNav Board Chair and CEO Mariam Sorond. “Nicola’s proven business acumen and related industry experience will be invaluable to NextNav as we continue to advance our vision for an innovative spectrum solution in the lower 900 MHz band that will unleash spectrum for terrestrial 3D PNT solutions and 5G broadband.”

As Chief Product Officer of Verizon, Palmer led the organization’s broad technical capabilities and assets to innovate, develop, and rapidly deliver a portfolio of products and services for customers of all Verizon businesses and oversaw the identification, development, acquisition, and application of new technologies to advance network capabilities. Palmer began her career at Bell Atlantic, a Verizon predecessor company, and her leadership roles have spanned engineering, operations, and technology supporting advanced data and wireless products, serving as Chief Technology Officer, Chief Engineering Officer, and Head of Wireless Networks.

Ms. Palmer earned a bachelor's degree in industrial engineering from Penn State University and an MBA from the University of Pennsylvania’s Wharton School. Widely celebrated in the industry, she has been recognized with several technology and DEI awards, including the Most Influential Women in Wireless and Top 10 Women in Telecom. Palmer is also a passionate advocate for promoting education and careers in Science, Technology, Engineering, and Math (STEM), especially for young women. She has been honored by Working Mother magazine and the Girl Scouts of Greater New York.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next generation positioning, navigation and timing (PNT), enabling a whole new ecosystem of applications and services that rely upon 3D geolocation and PNT technology. Powered by low-band licensed spectrum, NextNav's positioning and timing technologies deliver accurate, reliable, and resilient 3D PNT solutions for critical infrastructure, GPS resiliency and commercial use cases.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

Source: NN-FIN

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “ “may,” “anticipate,” “believe,” “expect,” “intend,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “could,” “would,” “will” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include the achievement of certain FCC-related milestones, the ability to realize the broader spectrum capacity and the advancement of NextNav’s terrestrial 3D PNT services, NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation terrestrial 3D PNT technologies, the business plans, objectives, expectations and intentions of NextNav, and NextNav’s estimated and future business strategies, competitive position, industry environment, potential growth opportunities, revenue, expenses, and profitability. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, those included in Part II, Item 1A, “Risk Factors” of the Company’s quarterly reports on Form 10-Q, and Part I, Item 1A, “Risk Factors” of the NextNav’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as those otherwise described or updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com